     As filed with the Securities and Exchange Commission on August 6, 2004
                                                           Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                         YORK INTERNATIONAL CORPORATION
             (Exact name of Registrant as specified in its charter)

                Delaware                                         13-3473472
    (State or other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                          Identification No.)

       631 South Richland Avenue                                    17403
           York, Pennsylvania                                     (Zip Code)
(Address of Principal Executive Offices)

   York International Corporation Amended and Restated 2002 Omnibus Stock Plan
                            (Full title of the plan)

                                  Jane G. Davis
                  Vice President, Secretary and General Counsel
                         York International Corporation
                            631 South Richland Avenue
                            York, Pennsylvania 17403
                     (Name and address of agent for service)

                                 (717) 771-7890
          (Telephone number, including area code, of agent for service)

                                     copy to
                             Michael W. Conron, Esq.
                                   Venable LLP
                           2 Hopkins Plaza, Suite 1800
                            Baltimore, Maryland 21201
                                 (410) 244-7400

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
                                         Proposed maximum     Proposed maximum
 Title of Securities    Amount to be    offering price per       aggregate          Amount of
   to be registered      registered           share*           offering price    Registration Fee
-------------------------------------------------------------------------------------------------
Common Stock              1,750,000           $35.71            $62,492,500          $7,920
$.005 Par Value            Shares

* Calculated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h), based upon the reported closing price of York International Corporation Common Stock on the New York Stock Exchange, Inc. on August 3, 2004

                                     PART II

                          PRIOR REGISTRATION STATEMENT

      This registration statement is filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering additional shares of Common Stock of the registrant in connection with the York International Corporation Amended and Restated 2002 Omnibus Stock Plan (the "Plan"). The Registrant filed a registration statement on Form S-8 on August 15, 2002 (File No. 333-98137) (the "Prior Registration Statement") in respect of shares of Common Stock to be offered pursuant to the Plan. The Prior Registration Statement is currently effective. The contents of the Prior Registration Statement, to the extent not otherwise amended or superseded by the contents hereof, are incorporated herein by reference.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

  Exhibit Number             Description
  --------------             -----------

       5.1           Opinion of Jane G. Davis

       23.1          Consent of Jane G. Davis (included in Exhibit 5.1)

       23.2          Consent of KPMG LLP

       24.1          Powers of Attorney

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of York, Commonwealth of Pennsylvania, on August 6, 2004.

                                            YORK INTERNATIONAL CORPORATION


                                            By:  /s/ M. DAVID KORNBLATT
                                                 -------------------------------
                                                     M. David Kornblatt
                                                     Vice President and
                                                     Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                  *                                         August 6, 2004
------------------------------------
C. David Myers
President, Chief Executive Officer
and Director


/s/ M. DAVID KORNBLATT                                      August 6, 2004
------------------------------------
M. David Kornblatt, Vice President
and Chief Financial Officer


                 *                                          August 6, 2004
------------------------------------
David C. Elder, Controller


                 *                                          August 6, 2004
------------------------------------
Gerald C. McDonough, Chairman


                 *                                          August 6, 2004
------------------------------------
W. Michael Clevy, Director


                 *                                          August 6, 2004
------------------------------------
J. Roderick Heller, III, Director

                 *                                          August 6, 2004
------------------------------------
Robert F. B. Logan, Director


                 *                                          August 6, 2004
------------------------------------
Paul J. Powers, Director


                 *                                          August 6, 2004
------------------------------------
Donald M. Roberts, Director


                 *                                          August 6, 2004
------------------------------------
James A. Urry, Director


*By   /s/ M. DAVID KORNBLATT
      ----------------------
      M. David Kornblatt
      Attorney-in-Fact